UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 20, 2013

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 600

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The purpose of this Current Report on Form 8–K is to disclose for purposes of Regulation FD certain information which will be provided to prospective lenders in connection with a meeting that US Foods, Inc. (the “Company”) will have on May 20, 2013 relating to a possible refinancing of the Company’s existing term loan facilities. On May 17, 2013, the Company issued a press release with respect to this meeting, which is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Among other things, the possible refinancing would include refinancing in their entirety the existing $1,674 million and $417 million term loans due 2017 with a new $2,100 million term loan facility due March 31, 2019.

While the Company expects to complete the refinancing in early June 2013, there can be no assurances that any such refinancing will be consummated. The Company was in compliance with all applicable covenants under its term loan facilities as of March 30, 2013 and the date of this filing.

The Company has prepared certain presentation materials (the “Presentation Materials”) that it intends to use, along with other publicly available information about the Company on or after May 20, 2013, in presentations to potential lenders in connection with the potential refinancing. The Presentation Materials are attached to this Form 8–K as Exhibit 99.2 and are incorporated by reference into this Item 7.01.

There can be no assurance that any such refinancing will be consummated on favorable terms, if at all. Consummation of any such refinancing is subject to market and other customary conditions, including, among other things, the negotiation and execution of definitive documentation.

Limitation on Incorporation by Reference.

The information contained in Exhibits 99.1 and 99.2 is being furnished under Item 7.01 of Form 8–K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward–Looking Statements.

Except for historical information contained in the Presentation Materials attached as an exhibit hereto, the Presentation Materials contain “forward–looking statements” within the meaning of the Private Litigation Securities Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of the Presentation Materials.

While the information provided in the Presentation Materials is believed to be accurate and reliable, the Company does not make any representations or warranties, express or implied, as to the accuracy or completeness of such information or as to future results. No representation or warranty is made that any of the projections presented in the Presentation Materials will be realized.

In the Presentation Materials, the Company’s use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and the Company’s actual results may differ materially due to a variety of important factors. Among other items, such factors might include: the Company’s ability to remain profitable during times of cost inflation, commodity volatility, and other factors; competition in the industry and the Company’s ability to compete successfully; the Company’s reliance on third-party suppliers, including the impact of any interruption of supplies or increases in product costs; shortages of fuel and increases or volatility in fuel costs; any declines in the consumption of food prepared away from home, including as a result of changes in the economy or other factors affecting consumer confidence; costs and risks associated with labor relations and the availability of qualified labor; any change in the Company’s relationships with GPOs; the Company’s ability to increase sales to independent customers; changes in industry pricing practices; changes in cost structure of competitors; costs and risks associated with government laws and regulations, including environmental, health, and safety, food safety, transportation, labor and employment, laws and regulations, and changes in existing laws or regulations; technology disruptions and the Company’s ability to implement new technologies; product liability claims relating to products that the Company distributes; the Company’s ability to maintain a good reputation; costs and risks associated with litigation; the Company’s ability to manage future expenses and liabilities with respect to the Company’s retirement benefits; the Company’s ability to successfully integrate future acquisitions; the Company’s ability to achieve the benefits that the Company expects to achieve from the Company’s cost savings programs; risks relating to the Company’s indebtedness, including the Company’s substantial amount of debt, the Company’s ability to incur substantially more debt, and increases in interest rates. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Registration Statements on Form S-4.

All forward-looking statements speak only as of the date they were made. The Company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of the Presentation Materials.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of US Foods, Inc., dated May 17, 2013.

99.2	Presentation Materials of US Foods, Inc., dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013	US FOODS, INC.

	By:	/s/ Allan D. Swanson
Allan D. Swanson
Chief Financial Officer